UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2026, Chino Valley Properties, LLC (“Chino Valley”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), and 2148 Chino LLC (“2148 Chino”) entered into the Second Amendment to Real Estate Purchase and Sale Agreement (the “Second Amendment”). The Second Amendment amended that certain Real Estate Purchase and Sale Agreement originally entered into on April 20, 2026, as subsequently amended by the First Amendment thereto dated August 12, 2026 (as amended by the First Amendment, the “Purchase Agreement”).

Pursuant to the terms of the Second Amendment, the parties agreed that 2148 Chino is permitted to obtain financing from a lender, that is not Chino Valley, for the transaction contemplated in the Purchase Agreement. Therefore, the purchase price allocation of the Chino Property may be subject to a promissory note or deed of trust for the benefit of that lender.

The sale of the Chino Property closed on September 2, 2026.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

The sale of the Chino Property closed on September 2, 2026.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Real Estate Purchase and Sale Agreement, dated as of September 2, 2026, between Chino Valley Properties, LLC and 2148 Chino LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: September 4, 2026	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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